Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF RHINO GP LLC
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Rhino Resource Partners LP (the “Partnership”) for the quarter ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher I. Walton, as Chief Executive Officer of the Partnership, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to his knowledge:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 7, 2014

/s/ Christopher I. Walton
Christopher I. Walton
President and Chief Executive Officer